UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 29, 2010
CAMDEN PROPERTY TRUST
(Exact name of Registrant as Specified in Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-12110 (Commission File Number)	76-6088377 (I.R.S. Employer Identification Number)
Three Greenway Plaza, Suite 1300, Houston, Texas 77046
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 354-2500
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.
     On February 2, 2010, Camden Property Trust (the “Company”) announced a reduction in the number of planned development projects it anticipates undertaking and the charges related to such actions. These decisions were the result of the Company’s quarterly strategic review taking into consideration the current and anticipated economic climate.
     The Company will recognize a charge of approximately $85.6 million in the fourth quarter of 2009. The charge reflects a $72.2 million non-cash reduction to the previous carrying value of $109.9 million for land holdings for eight future projects the Company has put on hold for the foreseeable future, and a $13.4 million charge associated with a land development joint venture. These reductions primarily reflect the decline in fair market value below the carrying value of these investments. The Company will also cease capitalizing interest and expenses associated with these assets.
Item 7.01 Regulation FD Disclosure
     Exhibit 99.1 hereto is incorporated herein by reference.
     The press release is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Title
99.1	Press release, dated February 2, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 3, 2010

CAMDEN PROPERTY TRUST
By:	/s/ Michael P. Gallagher
Michael P. Gallagher
Vice President - Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Title
99.1	Press Release, dated February 2, 2010

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